In re Farmland Pipe Line, Inc.	Case No. 02-50565
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF OCTOBER, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ (50,274.97)
Materials	$ -
Direct Labor	$ -
Overhead	$ (50,274.97)
Gross Profit		$ 50,274.97

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ -
Telephone and Utlities	$ -
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ 3,750.00
Other Expenses-includes income tax expense and other income	$ 20,109.99
Total Operating Expenses		$ 23,859.99
Net Income (Loss)		$ 26,414.98

CURRENT ASSETS
Accounts Receivable at end of month		$ 239,849.88
Increase (Decrease) in AR for month		$ (71,600.84)
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ -
Increase (Decrease) in Cash for month		$ -

LIABILITIES
Increase (Decrease) in pre-petition debt		$ -
Increase (Decrease) in post-petition debt		$ (33,590.64)
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (180,931.05)
Total Taxes Payable		$ (180,931.05)

Footnote:
Fed Income Tax (Pre)	$ -
Fed Income Tax (Post)	$ (180,931.05)